October 1, 2007
Renegy Holdings, Inc.
301 West Warner Road, Suite 132
Tempe, AZ 85284
     Re:       Registration Statement on Form S-8
Dear Ladies and Gentlemen:
     With reference to the Registration Statement on Form S-8 to be filed by Renegy Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”), relating to an aggregate of 1,316,696 shares of the Company’s Common Stock issuable pursuant to the Company’s 2007 Equity Incentive Plan and the Catalytica Energy Systems, Inc. 1995 Stock Plan (the “Equity Plans”), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Equity Plans, will be legally issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours, WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati, P.C.